SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                 FORM 8-A/A
                              Amendment No. 1

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                        HARRIS & HARRIS GROUP, INC.

           (Exact Name of Registrant as Specified in its Charter)


                     New York                                 13-3119827
              (State of Incorporation                      (I.R.S. Employer
                 or Organization)                         Identification no.)


                One Rockefeller Plaza                             10020
                  Rockefeller Center                           (Zip Code)
                  New York, New York
       (Address of Principal Executive Offices)


   If this form relates to the registration of a              If this form relates to the registration of a
   class of securities pursuant to Section 12(b)              class of securities pursuant to Section 12(g)
   of the Exchange Act and is effective                       of the Exchange Act and is effective
   pursuant to General Instruction A.(c), please              pursuant to General Instruction A.(d),
   check the following box. |_|                               please check the following box. |X|


         Securities Act registration statement file number to which this form relates: 333-87032

         Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

         Securities to be registered pursuant to Section 12(g) of the Act:

            Title of Each Class                Name of Each Exchange on Which
            to be so Registered                Each Class is to be Registered

            Rights                             Nasdaq National Market



INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "The Offer and Plan of Distribution - Terms of the Offer" in the Registrant's Registration Statement on Form N-2 (Nos. 333-87032 and 814-176) as filed electronically with the Securities and Exchange Commission (the "Commission") on April 26, 2002 (Accession No. 0000950172-02-000832)
("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on June 6, 2002 (Accession No.0000950172-02-001220)
("Pre-Effective Amendment No. 1"), Pre-Effective Amendment No.2 to the Registration Statement on Form N-2, as filed with the Commission on June 25, 2002 (Accession No.0000950172-02-001396) ("Pre-Effective Amendment No. 2") and by any final prospectus that will be filed pursuant to Rule 497 of the Securities Act of 1933, as amended, which are incorporated by reference.

Item 2.  Exhibits.

         Subscription Certificate, Beneficial Owner Listing Certification, Notice of Guaranteed Delivery, DTC Participant Over-Subscription Certificate and Specimen certificate of common stock certificate. The Subscription Certificate, Beneficial Owner Listing Certification, Notice of Guaranteed Delivery and DTC Participant Over-Subscription Certificate are hereby incorporated by reference to Exhibit (d) of the Registrant's Registration Statement on Form N-2, as amended by Pre-Effective Amendment No.1. The Specimen certificate of common stock certificate is hereby incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form N-2 as filed with the Commission on October 29, 1992.


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           HARRIS & HARRIS GROUP, INC.


                                           By:       /s/
                                               ----------------------------
                                           Name:  Charles E. Harris
                                           Title: Chairman and CEO
                                                  (Principal Executive Officer)


Date: June 26, 2002